Exhibit 5.1

August 3, 2009

Allegheny Energy, Inc.

800 Cabin Hill Drive

Greensburg, Pennsylvania 15601

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Allegheny Energy, Inc. (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the following securities of the Company:

•	senior debt securities (the “Senior Debt Securities”);

•	subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

•	shares of common stock, $1.25 par value per share (the “Common Stock”);

•	warrants (the “Warrants”);

•	purchase contracts (the “Purchase Contracts”);

•	purchase units (the “Purchase Units”); and

•	guarantees by the Company of the Trust Preferred Securities, as described below (the “Guarantees”).

The Registration Statement also relates to preferred securities of Delaware statutory trusts that the Company may form in the future (the “Trust Preferred Securities” and, together with the Debt Securities, Common Stock, Warrants, Purchase Contracts, Purchase Units and Guarantees, the “Securities”). The Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act.

In connection with rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith; (ii) the Articles of Restatement of the Company’s Charter; (iii) the Company’s Amended and Restated Bylaws; and (iv) resolutions adopted by the Board of Directors of the Company (the “Board of Directors”). We have made such other investigation as we have deemed appropriate. We have examined and relied on certificates of public officials. We have not independently established any of the facts so relied on.

For the purposes of this opinion letter, we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures (other than signatures on behalf of the Company) on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.

The opinions expressed in this opinion letter are limited to (i) the federal law of the United States; (ii) solely in connection with the opinions given in numbered paragraphs 1, 2 and 7 below, the law of the State of New York; and (iii) the General Corporation Law of the State of Maryland (the “MGCL”), including the statutory provisions, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting the MGCL. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority.

Allegheny Energy, Inc.

August 3, 2009

Based on the foregoing, and subject to the foregoing, and assuming that (i) the Registration Statement will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Board of Directors, or any duly authorized committee thereof, shall not have rescinded or otherwise modified its authorization of any such issuance of Securities or the establishment of the terms of any series of such Securities or any related matters; (v) the Company shall remain at all times a corporation incorporated under the law of the State of Maryland; and (vi) the additional qualifications and other matters set forth below, it is our opinion that:

1.	Assuming the terms of such Senior Debt Securities have been duly established in accordance with the senior debt indenture pursuant to which the Senior Debt Securities are to be issued (the “Senior Debt Indenture”), which is substantially in the form of the senior debt indenture filed as Exhibit 4.6 to the Registration Statement, and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Senior Debt Indenture and the Senior Debt Securities, and the issuance and sale of the Senior Debt Securities, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Senior Debt Indenture has been duly executed and delivered by the Company and the trustee to be named in the prospectus supplement relating to the offering of the Senior Debt Securities; and (iii) the Senior Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Senior Debt Indenture and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

2.	Assuming the terms of such Subordinated Debt Securities have been duly established in accordance with the subordinated debt indenture pursuant to which the Subordinated Debt Securities are to be issued (the “Subordinated Debt Indenture”), which is substantially in the form of the subordinated debt indenture filed as Exhibit 4.7 to the Registration Statement, and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Subordinated Debt Indenture and the Subordinated Debt Securities, and the issuance and sale of the Subordinated Debt Securities, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Subordinated Indenture has been duly executed and delivered by the Company and the trustee to be named in the prospectus supplement relating to the offering of the Subordinated Debt Securities; and (iii) the Subordinated Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Subordinated Debt Indenture and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

Allegheny Energy, Inc.

August 3, 2009

3.	Assuming there are sufficient shares of Common Stock authorized under the Company’s Charter and not otherwise issued or reserved for issuance, when (i) the terms of an issuance and sale of Common Stock have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (ii) certificates for the shares of the Common Stock have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Common Stock will be validly issued, fully paid and nonassessable.

4.	Assuming the terms of such Warrants have been duly established in accordance with the applicable warrant agreement (the “Warrant Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Warrant Agreement relating to any Warrants and the terms of the Warrants, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Warrant Agreement relating to the Warrants has been duly executed and delivered by the Company and such warrant agent as shall have been appointed by the Company with respect thereto; and (iii) the Warrants or certificates representing the Warrants, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Warrant Agreement and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

5.	Assuming the terms of such Purchase Contracts have been duly established in accordance with the applicable purchase contract agreement (the “Purchase Contract Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Purchase Contract Agreement relating to any Purchase Contracts and the terms of the Purchase Contracts, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Purchase Contract Agreement relating to the Purchase Contracts has been duly executed and delivered by the Company and such purchase contract agent as shall have been appointed by the Company with respect thereto; and (iii) the Purchase Contracts or certificates representing the Purchase Contracts, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Purchase Contract Agreement and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable Purchase Contract Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms

Allegheny Energy, Inc.

August 3, 2009

(subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

6.	Assuming that (A) the combination of the securities of which such Purchase Units consist has been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, (B) the terms of such Purchase Units have been duly established in accordance with the applicable purchase unit agreement (the “Purchase Unit Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (C) the Purchase Contracts that form a part of such Purchase Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 5 above, (D) any Debt Securities that form a part of such Purchase Units are validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, as contemplated in numbered paragraphs 1 and 2 above, as applicable, (E) any Common Stock that forms a part of such Purchase Units is validly issued, fully paid and nonassessable, as contemplated in numbered paragraph 3 above, as applicable, (F) any Warrants that form a part of such Purchase Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 4 above, as applicable, and (G) any debt obligations, including any U.S. Treasury Securities, of third parties that form a part of such Purchase Units have been duly authorized, executed, authenticated (if required), issued and delivered in accordance with their respective terms, when (i) the terms and the execution and delivery of the Purchase Unit Agreement relating to any Purchase Units and the terms of the Purchase Units, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Purchase Unit Agreement relating to the Purchase Units has been duly executed and delivered by the Company and such purchase unit agent as shall be appointed by the Company with respect thereto; and (iii) the Purchase Units or certificates representing the Purchase Units, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Purchase Unit Agreement and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable Purchase Unit Agreement and the applicable purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Purchase Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

7.	Assuming that (A) the terms of such Guarantees have been duly established in accordance with the applicable guarantee agreement (the “Guarantee Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (B) the Trust Preferred Securities underlying the Guarantees have been duly executed, issued and delivered by the applicable trust as contemplated in the Registration Statement and any prospectus supplement relating thereto and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, when (i) the terms and the execution and delivery of the Guarantee Agreement relating to any Guarantees and the terms of the Guarantees, and of their issuance, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; and (ii) the Guarantee Agreement and any other applicable agreements relating to the Guarantees have been duly authorized and delivered by the Company, the Guarantees will constitute valid and binding obligations of the Company, enforceable against the Company

Allegheny Energy, Inc.

August 3, 2009

in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

8.	If any Securities are issuable (the “Issuable Securities”) upon settlement, exercise, conversion or exchange of any other Securities (the “Initial Securities”) pursuant to the terms thereof, when (i) the terms of the issuance of the Issuable Securities have been duly authorized and approved as provided in numbered paragraphs 1 through 7 above, as the case may be; and (ii) the Issuable Securities have been issued upon settlement, exercise, conversion or exchange, as the case may be, of Initial Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of the applicable Initial Securities, the Issuable Securities and any agreement or instrument binding upon the Company, and so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, upon such issuance, the Issuable Securities so issued will be duly authorized, validly issued, fully paid and nonassessable.

Regarding the Guarantees in particular, we note that guarantees are subject to particularly close scrutiny and strict construction. Further, any waiver of defenses by the Company may be enforceable as to defenses which a trust could raise with respect to the Trust Preferred Securities but may not be enforceable as to defenses which could be raised by the Company alone.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus forming a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours truly,

/s/ K&L Gates LLP